As filed with the Securities and Exchange Commission on July 18, 2011
Registration No. 333-158418

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 4
to
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
HEALTHCARE TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its governing instruments)
16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona 85254
(480) 998-3478
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Scott D. Peters
Chief Executive Officer, President and Chairman
16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona 85254
(480) 998-3478
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Lesley H. Solomon
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000
     Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.
     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Deregistration of Shares of Common Stock
     Healthcare Trust of America, Inc. (the “Registrant”) filed a Form S-11 Registration Statement (Commission File No. 333-158418) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on March 19, 2010, pursuant to which the Registrant registered up to $2,200,000,000 in shares of the Registrant’s common stock, $0.01 par value, for sale in its follow-on public offering (the “Offering”). Of the $2,200,000,000 in shares registered, up to $2,000,000,000 in shares of the Registrant’s common stock were to be issued in a primary offering, (200,000,000 shares at $10.00 per share), and up to $200,000,000 in shares of the Registrant’s common stock were to be issued pursuant to the Registrant’s distribution reinvestment plan (21,052,632 shares at $9.50 per share).
     The Registrant hereby amends the Registration Statement to deregister a total of 126,863,818 unsold primary offering shares of the Registrant’s common stock. From time to time, the Registrant continues to offer the distribution reinvestment plan shares registered on this Registration Statement.

SIGNATURE PAGE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on the 18th day of July, 2011.

HEALTHCARE TRUST OF AMERICA, INC.
By:	/s/ Scott D. Peters
Scott D. Peters
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Scott D. Peters Scott D. Peters	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	July 18, 2011
/s/ Kellie S. Pruitt Kellie S. Pruitt	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 18, 2011
* W. Bradley Blair, II	Director	July 18, 2011
* Maurice J. DeWald	Director	July 18, 2011
* Warren D. Fix	Director	July 18, 2011
* Larry L. Mathis	Director	July 18, 2011
* Gary T. Wescombe	Director	July 18, 2011
/s/ Scott D. Peters * Scott D. Peters, as attorney-in-fact